CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders of
     Security First Trust:

We consent to (a) the use in this Post-Effective Amendment No.40 to Registration Statement No. 2-51173 under the Securities Act of 1933 on Form N-1A and in this Amendment No. 39 to Registration Statement No. 811-2480 under the Investment Company Act of 1940 of our report dated September 1, 2000 regarding the Security First Trust comprised of the BlackRock Equity Series, BlackRock U.S. Government Income Series, T. Rowe Price Growth and Income Series and Neuberger Berman Bond Series (collectively the "Trust") as of and for the year ended July 31, 2000, appearing in the financial statements, which are included in Part B, the Statement of Additional Information in the Prospectus which is part of such Registration Statement, (b) the reference to us under the heading "Independent Auditors" in Part B, the Statement of Additional Information of such Registration Statement, and (c) the reference to us under the heading " Financial Highlights" in the Prospectus which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

November 27, 2000
Los Angeles, California